Exhibit 4.1

[Form of 7.375% Note due 2019]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

7.375% Note due 2019

MEADWESTVACO CORPORATION

CUSIP: 583334AE7
No. 001	$250,000,000

     MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $250,000,000 Dollars on September 1, 2019, and to pay interest thereon from August 24, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year commencing March 1, 2010, at the rate of 7.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a

Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 24, 2009

MEADWESTVACO CORPORATION

By:	SPECIMEN
	Name:	Robert E. Birkenholz
	Title:	Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 24, 2009

THE BANK OF NEW YORK MELLON
as Trustee

By:	SPECIMEN
Authorized Signatory

[REVERSE OF SECURITY]

     Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2002 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000. The Company may, without the consent of the Holders of the Securities of this series, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Securities of this series. Any additional Securities so issued, together with the Securities of this series, will constitute a single series of Securities under the Indenture.

     Optional Redemption. Upon not less than 30 nor more than 60 days’ notice, the Company may redeem this Security, in whole or in part (in integral multiples of $1,000), at any time at a Redemption Price equal to 100% of the principal amount hereof plus the Make-Whole Premium, together with accrued and unpaid interest hereon, if any, to the Redemption Date. Notice of redemption will be given as provided in the Indenture.

     For purposes of the foregoing discussion of a redemption at the option of the Company, the following definitions are applicable:

     “Make-Whole Premium” means, with respect to any Security at any Redemption Date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Security on its Stated Maturity and all remaining interest payments (not including any portion of such payments of interest accrued as of the Redemption Date) to and including such Stated Maturity, discounted on a semi-annual bond equivalent basis from such Stated Maturity to the Redemption Date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the Redemption Date), plus 60 basis points, over (b) the principal amount of the Security being redeemed.

     “Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Securities of this series, provided that if the average life of the Securities of this series is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yield is given, except that if the average life of the Securities of this series is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Change of Control Offer. If a Change of Control Triggering Event occurs, then the Company will be required to make an offer to repurchase all, or any part (equal to $1,000 or an integral multiple thereof), of each Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

     Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to mail a notice to Holders of Securities by first class mail describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

     The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with those applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

     On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

     (a) accept for payment all Securities or portions of Securities properly tendered, and not validly withdrawn, pursuant to the Change of Control Offer;

     (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not validly withdrawn; and

     (c) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

     The Paying Agent will promptly mail (but in any case not later than five Business Days after the Change of Control Payment Date) to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a Security equal in principal amount to any unpurchased portion of Securities surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

     Notwithstanding anything to the contrary herein, the Company will not be required to make a Change of Control Offer with respect the Securities (i) upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and the third party purchases all Securities properly tendered and not withdrawn under its offer or (ii) if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture.

     For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

     “Change of Control” means the occurrence of any of the following:

     (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Company or one of its Subsidiaries;

     (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

     (c) the first day on which a majority of the Company’s members of its board of directors are not Continuing Directors; or

     (d) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event that relates to such Change of Control.

     “Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (a) was a member of such board of directors on August 24, 2009 or (b) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

     “Rating Agencies” means (a) each of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and (b) if either such Rating Agency ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a substitute Rating Agency chosen by the Company.

     “Rating Event” means with respect to a Change of Control, if the Securities carry immediately prior to the first public announcement of the occurrence of such Change of Control or of the intention to effect such Change of Control:

     (a) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from both Rating Agencies, the rating from both Rating Agencies is within 60 days of the earlier of the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;

     (b) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies, the rating from both Rating Agencies is within 60 days of the earlier of the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) or withdrawn and is not within such period subsequently upgraded to its earlier credit rating or better by both Rating Agencies; or

     (c) both (i) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, the rating is within 60 days of the earlier of the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (ii) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from the other Rating Agency, the rating is within 60 days of the earlier of the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) or withdrawn and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency;

provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to the Company that such decision(s) resulted, in whole or in part, from the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control.

     “Voting Stock” means, with respect to any specified person as of any date, the capital stock of such person of every class (whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation) that is at the time entitled to vote generally in the election of the board of directors of such person.

     Amendment; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of the Securities at the time Outstanding of each series (voting together as a single class) to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series (voting together as a single class) at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     Payments. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Registered Form. The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     Exchange. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     Service Charges. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Holders. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Choice of Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

     Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	____________________Custodian	____________________
	(Cust)	(Minor)
Under Uniform Gifts to Minors Act

____________________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

     ____________________

     ____________________

__________________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code, of assignee)

the within Security and all rights thereunder, hereby irrevocably constitutes and appoints

__________________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________________

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________________________	__________________________________________

NOTICE: The signature to this assignment
must correspond with the name as written
upon the face of the within instrument in
every particular, without alteration or
enlargement or any change whatsoever.